SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 30, 2015

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, CT	06831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 976-4636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Second Amended and Restated Revolving Loan Credit Agreement. On October 30, 2015, XPO Logistics, Inc., a Delaware corporation (the “Parent”), entered into the Second Amended and Restated Revolving Loan Credit Agreement (the “ABL Facility”), among Parent and certain of Parent’s U.S. and Canadian wholly owned subsidiaries, as borrowers, the other credit parties from time to time party thereto, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as agent for such lenders. The ABL Facility replaces Parent’s existing multicurrency secured Amended and Restated Revolving Loan Credit Agreement (the “Existing ABL”), and, among other things, (i) increases the commitments under the ABL Facility to $1.0 billion, (ii) permits the previously announced acquisition of Con-way Inc., a Delaware corporation (the “Company”), and the transactions relating thereto, (iii) reduces the margin on loans under the ABL Facility 0.25% from that contained in the Existing ABL and (iv) matures on October 30, 2020 (subject, in certain circumstances, to a springing maturity in the event that Parent’s 2019 senior notes are not repaid or subjected to a cash reserve three months prior to the maturity date thereof). Up to $350 million of the ABL Facility will be available for issuance of letters of credit, and up to $50 million of the ABL Facility will be available for swing line loans.

The ABL Facility is secured on a first lien basis by the assets of the credit parties which constitute ABL Facility priority collateral, as described therein, and on a second lien basis by certain other assets.

Parent’s borrowings under the ABL Facility will bear interest at a rate equal to LIBOR or ABR plus an applicable margin of 1.50% to 2.00%, in the case of LIBOR loans, and 0.50% to 1.00%, in the case of ABR loans.

The ABL Facility contains representations and warranties, affirmative and negative covenants and events of default customary for agreements of this nature.

A copy of the ABL Facility is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the ABL Facility is qualified in its entirety by reference to the full text of the ABL Facility.

Senior Secured Term Loan Facility. On October 30, 2015, Parent entered into a senior secured term loan credit agreement (the “Term Loan Facility”) with certain U.S. subsidiaries of Parent from time to time party thereto, Morgan Stanley Senior Funding, Inc., as agent, and the lenders from time to time party thereto. The Term Loan Facility provided for a single borrowing of $1.6 billion on the date thereof, which Parent used, together with cash on hand, to finance the consummation of the Offer (as defined below) and the Merger (as defined below) on the Closing Date (as defined below) and the transactions related thereto.

The Term Loan Facility is secured on a first lien basis by certain assets of the credit parties which constitute Term Loan Facility priority collateral, as described therein, and on a second lien basis by ABL Facility priority collateral.

The Term Loan Facility contains representations and warranties, affirmative and negative covenants and events of default customary for agreements of this nature.

Parent’s borrowings under the Term Loan Facility will bear interest at a rate equal to LIBOR or ABR plus an applicable margin of 4.50%, in the case of LIBOR loans, and 3.50%, in the case of ABR loans.

A copy of the Term Loan Facility is included herein as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Term Loan Facility is qualified in its entirety by reference to the full text of the Term Loan Facility.

Morgan Stanley Senior Funding, Inc. and its affiliates have various relationships with Parent and its subsidiaries involving the provision of financial services, including investment banking, commercial banking and advisory for which they receive customary fees and may do so in the future.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by Parent with the Securities and Exchange Commission (the “SEC”) on September 9, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 9, 2015, with the Company, and Canada Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on September 15, 2015, Merger Sub commenced a tender offer to purchase all of the outstanding shares of the common stock, par value $0.625 per share, of the Company (“Shares”), at a price of $47.60 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 15, 2015 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), filed as Exhibit (a)(1)(a) and Exhibit (a)(1)(b), respectively, to the Schedule TO originally filed with the SEC by Merger Sub and Parent on September 15, 2015.

The Offer and withdrawal rights expired at 12:01 a.m.., New York City time, on October 30, 2015. Computershare Trust Company, N.A., in its capacity as depositary and paying agent for the Offer (the “Depositary”), has advised Parent and Merger Sub that 46,150,072 Shares (not including 1,793,225 Shares tendered by notice of guaranteed delivery) were validly tendered and not withdrawn pursuant to the Offer, representing approximately 81.1% of the outstanding Shares. All conditions to the Offer having been satisfied, on October 30, 2015, Merger Sub accepted for payment all Shares validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer) (the “Acceptance Time”), and payment of the Offer Price for such Shares will be made by the Depositary.

On October 30 2015 (the “Closing Date”), pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Merger Sub merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a wholly owned subsidiary of Parent.

Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), each issued and outstanding Share (other than (i) Shares owned by Parent, Merger Sub or any other director or indirect wholly owned subsidiary of Parent (including Shares accepted in the Offer), (ii) Shares owned by any direct or indirect wholly owned subsidiary of the Company and (iii) stockholders of the Company who validly exercised their statutory rights of appraisal under the DGCL) was canceled and converted into the right to receive an amount in cash equal to the Offer Price (the “Per Share Merger Consideration”).

At the Effective Time, each Company stock option and stock appreciation right, whether vested or unvested, was converted into an option to purchase shares of Parent common stock or a stock appreciation right in respect of Parent common stock, as applicable, with the same terms and conditions as were applicable to such stock option or stock appreciation right immediately prior to the Effective Time, with the number of shares of Parent common stock (rounded down to the nearest whole number of shares) subject to such stock option or stock appreciation right equal to the product of (i) the total number of Shares underlying such stock option or stock appreciation right immediately prior to the Effective Time, multiplied by (ii) the quotient obtained by dividing the Per Share Merger Consideration by the volume-weighted average trading price of the Parent common stock on the New York Stock Exchange for the five consecutive trading days ending on the trading day immediately preceding the Closing Date (the “Equity Award Conversion Amount”), and with the exercise price applicable to such stock option or stock appreciation right to equal the quotient (rounded up to the nearest whole cent) obtained by dividing (a) the exercise price per Share applicable to such stock option or stock appreciation right immediately prior to the Effective Time, by (b) the Equity Award Conversion Amount.

The aggregate consideration paid in the Offer and Merger was approximately $3 billion, without giving effect to related transaction fees and expenses.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Parent with the SEC on September 10, 2015.

Item 8.01.	Other Events.

On October 30, 2015, Parent issued a press release relating to the expiration of the Offer and the consummation of the Merger. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document

2.1	Agreement and Plan of Merger, dated as of September 9, 2015, by and among XPO Logistics, Inc., Con-way Inc., Inc. and Canada Merger Corp. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by XPO Logistics, Inc. with the SEC on September 10, 2015 (File No. 001-32172))†

10.1	Second Amended and Restated Revolving Loan Credit Agreement, dated as of October 30, 2015, by and among XPO Logistics, Inc. and certain subsidiaries signatory thereto, as borrowers, other credit parties signatory thereto, Morgan Stanley Senior Funding, Inc., as agent, and the Lenders from time to time party thereto.

10.2	Senior Secured Term Loan Credit Agreement by and among XPO Logistics, Inc., certain subsidiaries signatory thereto, Morgan Stanley Senior Funding, Inc., as agent, and the Lenders from time to time party thereto.

99.1	Press Release of XPO Logistics, Inc. dated October 30, 2015 (incorporated herein by reference to Exhibit No. (a)(5)(D) to Amendment No. 6 to Schedule TO filed by XPO Logistics, Inc. with the SEC on October 30, 2015 (File No. 001-32172))

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Parent hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPO LOGISTICS INC.

Date: November 2, 2015	/s/ Gordon E. Devens
Gordon E. Devens Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description of Document

2.1	Agreement and Plan of Merger, dated as of September 9, 2015, by and among XPO Logistics, Inc., Con-way Inc., Inc. and Canada Merger Corp. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by XPO Logistics, Inc. with the SEC on September 10, 2015 (File No. 001-32172))†

10.1	Second Amended and Restated Revolving Loan Credit Agreement, dated as of October 30, 2015, by and among XPO Logistics, Inc. and certain subsidiaries signatory thereto, as borrowers, other credit parties signatory thereto, Morgan Stanley Senior Funding, Inc., as agent, and the Lenders from time to time party thereto.

10.2	Senior Secured Term Loan Credit Agreement by and among XPO Logistics, Inc., certain subsidiaries signatory thereto, Morgan Stanley Senior Funding, Inc., as agent, and the Lenders from time to time party thereto.

99.1	Press Release of XPO Logistics, Inc. dated October 30, 2015 (incorporated herein by reference to Exhibit No. (a)(5)(D) to Amendment No. 6 to Schedule TO filed by XPO Logistics, Inc. with the SEC on October 30, 2015 (File No. 001-32172))

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Parent hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.